UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO CORP. is referred to herein as “FOMO”, the “Company”, “we”, or “us”.

Item 8.01 Other Events.

To help grow its planned business operations in Michigan, FOMO has appointed Representative Robert Kosowski as a member of its Advisory Board. Robert Kosowski (Democratic Party) was a member of the Michigan House of Representatives, representing District 16. Kosowski assumed office on January 1, 2013. Kosowski left office on January 1, 2019. Kosowski ran for election to the Michigan State Senate to represent District 6. Kosowski lost in the Democratic primary on August 7, 2018. Kosowski is a former Democratic member of the Michigan House of Representatives, representing District 16 from 2013 to 2018. Kosowski served as minority whip from 2015 to 2018. Kosowski’s compensation for such services is twenty (20) million common stock purchase warrants with a three-year expiration and a strike price of $0.001.

Item 9.01. Exhibits.

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. Kosowski Advisory Board Agreement – February 26, 2022
10.2	FOMO CORP. Kosowski Warrant – February 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: March 4, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer